Exhibit 3.1

Business Entity - Filing Acknowledgement 08/18/2026 Work Order Item Number: W2026081800537 - 5409920 Filing Number: 20265976248 Filing Type: Amendment After Issuance of Stock Filing Date/Time: 08/18/2026 09:30:07 AM Filing Page(s): 7 Indexed Entity Information: Entity ID: E0275732017-1 Entity Name: SENMIAO TECHNOLOGY LIMITED Entity Status: Active Expiration Date: None Commercial Registered Agent CORPORATION SERVICE COMPANY* 112 NORTH CURRY STREET, Carson City, NV 89703, USA FRANCISCO V. AGUILAR Secretary of State STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording 401 N. Carson Street Carson City, NV 89701 1 State of Nevada Way Las Vegas, NV 89119

Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information Name of entity as on file with the Nevada Secretary of State : SENMIAO TECHNOLOGY LIMITED Entity or Nevada Business Identification Number (NVID) : NV20171370083 2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.) Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Or No action by stockholders are required Officer"s Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov This form must be accompanied by appropriate fees. page 1 of 3 Filed in the Office of Secretary of State State Of Nevada Business Number E0275732017-1 Filing Number 20265976248 Filed On 08/18/2026 09:30:07 AM Number of Pages 7

Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) 4. Effective date and Time: (Optional) Date: 08/25/2026 Time: (must not be later than 90 days after the certificate is filed) 5. Information Being Changed: (Domestic corporations only) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted Other. The articles have been amended as follows: (provide article numbers, if available) Entity Name: Valor Energy Inc. ShareName ShareType SharesQuantity SharesValue ShareTypeName (attach additional page(s) if necessary) 6. Signature: (Required) X Signature of Officer, Incorporator or Authorized Signer Ronggang Zhang Title Officer *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov This form must be accompanied by appropriate fees. page 2 of 3

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov This form must be accompanied by appropriate fees. page 3 of 3

Name Reservation - Filing Acknowledgement 08/04/2026 Work Order Item Number: W2026080400273 - 5384252 Filing Number: 20265946380 Filing Type: Name Reservation Filing Date/Time: 08/04/2026 07:47:10 AM Filing Page(s): 1 Entity Number: E59463822026-5 Indexed Entity Information: Name: Valor Energy Inc. Reservation ID: NR20260804-39705 Name Reservation Expiration Date : 11/02/2026 N/A FRANCISCO V. AGUILAR Secretary of State STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording 401 N. Carson Street Carson City, NV 89701 1 State of Nevada Way Las Vegas, NV 89119 Filed in the Office of Secretary of State State Of Nevada Business Number E0275732017-1 Filing Number 20265976248 Filed On 08/18/2026 09:30:07 AM Number of Pages 7

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E59463822026-5
[signature]	Filing Number 20265946380
Secretary of State State Of Nevada	Filed On 08/04/2026 07:47:10 AM
	Number of Pages 1

Name - Reservation, Consent or Release

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT - SUBMIT THE FILING WITH A CUSTOMER ORDER INSTRUCTION FORM AND PAYMENT

☑ Name Reservation

This filing is used to Reserve an entity name to be used at a later date when filing formation or amendment documents, the name will be reserved for 90 days.

I, Senmiao Technology Limited, hereby request the following name to be reserved for the period of 90 days: **Valor Energy Inc.**

(Do not include a corporate ending)

Holder of the Reservation:

Name: **Senmiao Technology Limited**
Country: **USA**

Business Address: **230 Park Ave, Fl 3**
City: **New York**
State: **NV**
Zip/Postal code: **10169**

The above reservation must be accompanied by a $25.00 filing fee. An additional $25.00 required if requesting 24 hour expedited service.

☐ Name Consent or ☐ Name Reservation Release

Consent to allow another party to use an entity name already on file with the Secretary of State. Release the name Reservation to another party for use in filing formation or amendment documents. *Note: If submitting a Name Release or Name Consent the form will need to be notarized.*

I, ______________________, hereby give consent/release for the
The person who is the current holder of the entity name

entity name of ______________________ to
Entity name having consent or being released

______________________ for use.
The person the name is being released to

Signed: X ______________________ (document must be signed before a notary public)
Signature of current holder of name

State of ______________________

County of ______________________

This document was acknowledged before me on ____________ by ______________________
date name of person being notarized

____
Signature of notary public

This form must be accompanied by appropriate fees. page 1 of 1